Exhibit 99.3
INDEPENDENT BANK CORP. RESTRICTED STOCK AGREEMENT
FOR NON-EMPLOYEE DIRECTOR
Notification and Acceptance of Restricted Stock Award
     The Independent Bank Corp. 2010 Non-Employee Director Stock Plan (the “Plan”) permits the granting of Restricted Stock Awards to directors who are not also employees of Independent Bank Corp. (the “Company”). The Company is pleased to grant you the following Restricted Stock Award in accordance with the Plan:

Effective Date of Restricted Stock Agreement:	[ ]

Non-Employee Director Name and Residential Address:	«Name___Address»

Number of shares of common stock granted in this Restricted Stock Award:	[___] shares of the Company’s common stock.

Vesting Period and Schedule:	The shares granted pursuant to this Agreement will vest in [insert vesting period between three and five years] years on [ ], or such earlier date upon which you cease to be a Director of the Company or Rockland Trust Company for any reason other than removal from the Board for cause.
This Restricted Stock Award is subject to the terms and conditions of the Restricted Stock Agreement set forth below (the “Agreement”). By signing, you both accept this Restricted Stock Award and acknowledge that you have read, understand, and accept the terms and conditions of the Agreement set forth below.
     Signed as a Massachusetts instrument under seal as of the Effective Date:

INDEPENDENT BANK CORP.	NON-EMPLOYEE DIRECTOR

Christopher Oddleifson	«Name»
President and Chief Executive Officer
Its duly authorized representative

Restricted Stock Agreement
     The Company agrees to issue to the non-employee director named above (the “Non-Employee Director”) the number of shares of the Company’s common stock (collectively, the “Restricted Shares”) set forth above subject to the terms and conditions of the Plan and this Agreement, as follows:
     Section 1. Issuance of Restricted Shares to Non-Employee Director.
          (a) Consideration. The Non-Employee Director shall not be required to pay any consideration to the Company for the Restricted Shares.
          (b) Issuance of Shares. After receiving a signed original of this Agreement back from the Non-Employee Director the Company shall act with reasonable speed to either cause to be issued a certificate or certificates for the Restricted Shares, which certificate or certificates shall be registered in the name of the Non-Employee Director (or in the names of Non-Employee Director and the Non-Employee Director’s spouse as community property or as joint tenants with right of survivorship), or shall direct the Company’s transfer agent to make entries in its records for the Restricted Shares that are equivalent to issuance of a certificate or certificates to the Non-Employee Director. The Company shall cause the Restricted Shares to be deposited in escrow in accordance with this Agreement. The issuance of the Restricted Shares shall occur at the offices of the Company or at such other place and time as the parties hereto may agree.
          (c) Plan and Defined Terms. The issuance of the Restricted Shares pursuant to this Agreement is in all respects subject to the terms, conditions, and definitions of the Plan, all of which are hereby incorporated herein by reference. The Non-Employee Director accepts the Restricted Shares subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board of Directors (the “Board”) (or Compensation Committee, if applicable) shall be final, binding, and conclusive upon the Non-Employee Director and his or her permitted heirs, executors, administrators, successors and assigns. Capitalized defined terms used herein shall have the meanings assigned to them in the Plan, unless such terms are otherwise specifically defined in this Agreement.
     Section 2. Vesting Period and Acceleration
          (a) Vesting Period. The Restricted Shares shall vest over the period (the “Vesting Period”) which is the lesser of: (i) over the period and pursuant to the schedule set forth on the first page of this Agreement; or, (ii) the date on which the Non-Employee Director ceases to be a director of the Company or Rockland Trust Company (“Rockland”) for any reason other than removal from the Board for cause.
          (b) Accelerated Vesting. If during the Vesting Period the Non-Employee Director ceases to be a director of the Company or Rockland for any reason other than removal from the Board for cause, the Restricted Shares shall immediately and fully vest in the Non-Employee Director or his/her heirs.

          (c) Accelerated Vesting In The Event of A Change In Control. The Restricted Shares shall immediately and fully vest in the event of a “Change of Control” or a liquidation of the Company during the Vesting Period. A “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of either (x) a majority of the outstanding common stock of the Company or Rockland, or (y) securities of either the Company or Rockland representing a majority of the combined voting power of the then outstanding voting securities of either the Company or Rockland, respectively; or (ii) the Company or Rockland consolidates or merges with any other person or sells all or substantially all of its assets to a person not at such time owning a majority of the outstanding voting stock of the Company or (iii) individuals who currently constitute the Board cease for any reason to constitute a majority of the Board, unless the election of each new director was nominated or approved by the shareholders of the Company at their regularly scheduled annual meeting or was approved by at least two thirds of the directors of the Board currently in office.
          (d) Termination of Vesting Upon Removal from the Board for Cause. If the Non-Employee Director is removed from the Board for cause during the Vesting Period, the Company may exercise its Repurchase Right (as such term is defined below) during the ninety (90) day period following the date on which the Non-Employee Director was removed from the Board for cause with respect to any Restricted Shares that have not yet vested.
     Section 3. No Transfer or Assignment of Restricted Shares. The Non-Employee Director shall not, without the prior written consent of the Company (which may be withheld in the Company’s sole and absolute discretion), sell, dispose of, assign, encumber, pledge, gift or otherwise transfer any of the Restricted Shares prior to vesting, other than (a) pursuant to a qualified domestic relations order (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934), (b) by will or the laws of intestacy or (c) to any member of the Non-Employee Director’s Family (as such term is defined in the Plan).
     Section 4. Repurchase Right.
          (a) Scope of Repurchase Right. All of the Restricted Shares shall, prior to the time when they have vested, be subject to repurchase by the Company pursuant to this Agreement (the “Repurchase Right”).
          (b) Removal from the Board for Cause as Condition Precedent To Exercise of Repurchase Right. The Company may exercise its Repurchase Right with respect to any Restricted Shares that have not yet vested only during the 90-day period following the date on which the Non-Employee Director was removed from the Board for cause.
          (c) Lapse of Repurchase Right. The Repurchase Right shall exist only with respect to the unvested Restricted Shares and shall lapse in accordance with the vesting schedule.

          (d) Repurchase Price. If the Non-Employee Director is removed from the Board for cause, the Company may repurchase from the Non-Employee Director any of the unvested Restricted Shares for the aggregate price of One Dollar ($1.00) (the “Repurchase Price”).
          (e) Exercise of Repurchase Right. The Company may exercise its Repurchase Right only by timely written notice to the Non-Employee Director. The notice shall set forth the date on which the repurchase is to be effected, which shall not be more than thirty (30) days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer free and clear of any encumbrances, restrictions, liens or security interests thereon, except for the restrictions set forth in this Agreement and under applicable securities laws. The Company shall, concurrently with the receipt of such certificate(s), pay to the Non-Employee Director the Repurchase Price. Payment shall be made in cash or cash equivalents or by canceling indebtedness of the Non-Employee Director to the Company. The Repurchase Right shall terminate with respect to any Restricted Shares for which it has not been timely exercised.
          (f) Escrow. Upon issuance, the certificate(s) for the Restricted Shares shall be deposited by the Non-Employee Director with the Company, the Company’s stock transfer agent, and/or the Company’s other agent, together with a stock power endorsed in blank to be held in escrow in accordance with the provisions of this Agreement for the Vesting Period. Alternatively, if actual certificates for the Restricted Shares are not issued the Company shall direct its stock transfer agent to make entries in its records for the Restricted Shares to reflect that they are being held in escrow for the Vesting Period All regular cash dividends on Restricted Shares shall be paid directly to the Non-Employee Director and shall not be held in escrow during the Vesting Period. Unvested Restricted Shares, however, may not be enrolled in the Company’s Automatic Dividend Reinvestment and Common Stock Purchase Plan. The Non-Employee Director may exercise all voting rights on the Restricted Shares while they are held in escrow during the Vesting Period. The Restricted Shares shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s timely exercise of its Repurchase Right or (ii) released to the Non-Employee Director once the Vesting Period has lapsed and they are no longer Restricted Shares.
     Section 5. Miscellaneous Provisions.
          (a) No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Non-Employee Director any right to continue to serve as a director of the Company or any of its direct or indirect subsidiaries. Nothing in this Agreement or in the Plan shall interfere with or otherwise restrict the rights of the Company or any of its subsidiaries to remove the Non-Employee Director from the Board of the Company or any of its direct or indirect subsidiaries.
          (b) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon (i) personal delivery, (ii) deposit with a nationally recognized overnight courier or (iii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at 288 Union Street, Rockland, Massachusetts 02370 or at its then principal executive office address if different, with simultaneous copies to the President and General Counsel of the Company, and to the Non-Employee Director at the residential address set forth above or to the residential address that the Non-Employee Director has most recently provided to the Company in writing if different.
          (c) Entire Agreement. This Agreement, together with the Plan, constitutes the entire understanding between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations, or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
          (d) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.
          (e) Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased, then after such time the Non-Employee Director shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Any such Restricted Shares shall be deemed to have been purchased in accordance with the applicable provisions of this Agreement, whether or not the actual certificate(s) for the Restricted Shares have been delivered.
          (f) Remedies. The Non-Employee Director agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants, or conditions of this Agreement by the Non-Employee Director, the Company shall, in addition to all other remedies available, be entitled to a temporary or permanent injunction or other equitable relief against the Non-Employee Director, without showing any actual damage, and/or a decree for specific enforcement in accordance with the provisions hereof.
          (g) Severability. If any provision of this Agreement is found unenforceable or illegal, the remainder of this Agreement shall remain in full force and effect.
          (h) Amendments; Waivers. This Agreement may only be amended or modified in a writing signed by the Non-Employee Director and the Company. No party shall be deemed to waive any rights hereunder unless the waiver is in writing and signed by the party waiving rights. A waiver in writing on or more occasions shall not be deemed to be a waiver for any future occasions.
          (i) Counterparts. This Agreement may be executed in counterparts, including counterparts by telecopier, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

          (j) Section 83(b) Tax Election. The acquisition of the Restricted Shares may have adverse tax consequences for the Non-Employee Director that may be avoided or mitigated by the Non-Employee Director’s filing of an election under Section 83(b) of the Code. Under Section 83 of the Code, the fair market value of the Restricted Shares on the date that the Restricted Shares are first either transferable or no longer subject to Forfeiture Restrictions will be reportable as ordinary income of the Non-Employee Director. The term “Forfeiture Restrictions” means, for purposes of this Agreement, either the lapse of the Vesting Period or the Company’s exercise of its Repurchase Right. The Non-Employee Director may elect under Section 83(b) of the Code to be treated as having received ordinary income equal to the fair market value of the Restricted Shares as of the Effective Date and taxed accordingly, rather than when and as such Restricted Shares cease to be subject to Forfeiture Restrictions. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the Effective Date.
     The form for making a Section 83(b) election is attached hereto. The Non-Employee Director understands that a failure to make a Section 83(b) election within the thirty (30) day period will result in the recognition of ordinary income when the Forfeiture Restrictions lapse.
     The Non-Employee Director should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Shares and the potential advantages and potential disadvantages of filing the Section 83(b) election. The Non-Employee Director acknowledges that it is his or her sole responsibility, and not that of the Company or any of its subsidiaries, to file a timely election under Section 83(b).

SECTION 83(b) ELECTION
     This statement is being made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.
(1)	The taxpayer is:
Name:
Address:
Taxpayer Ident. No.:
(2)	The property with respect to which the election is being made is shares of the common stock of Independent Bank Corp.

(3)	The property was transferred to the taxpayer on .

(4)	The taxable year for which the election is being made is the calendar year .

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse over a [insert length of vesting period] year period.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for the property is $0 per share.

(8)	A copy of this statement was furnished to Independent Bank Corp. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on .

Spouse (if any)	Taxpayer
This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within 30 days after the date of the purchase. This filing should be made by registered or certified mail, return receipt requested. Non-Employee Director must furnish a copy of the completed form to the Company. The Non-Employee Director must retain two copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.